UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2018

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.  Other Events.

On June 26, 2018, Gemma Power Systems, LLC (“GPS”), a wholly-owned subsidiary of Argan, Inc. (“Argan” or the “Company”), issued a press release announcing it has entered into an Engineering, Procurement and Construction services contract to construct the Chickahominy Power Station (the “EPC Contract”), a 1,600 MW state-of-the-art natural gas-fired power plant, in Charles City County, Virginia. The facility is being developed by Balico, LLC, the parent company of Chickahominy Power, LLC, the project owner.

A copy of GPS’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In addition, Argan hereby clarifies that it does not intend to place the value of the EPC Contract into project backlog until the Chickahominy Power Station project gets closer to its start date. The EPC Contract relates to the power plant, identified in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018 (the “2018 Annual Report”) with a power generation capacity planned at the time of 1,650 MW, that is currently being developed with certain financial and engineering support provided by the Company. The value of the EPC Contract is one of several other projects, for which GPS has been selected by project owners to negotiate an EPC services contract, with an aggregate potential project value in excess of $1.5 billion that is also disclosed in the 2018 Annual Report.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release issued by Gemma Power Systems, LLC on June 26, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Gemma Power Systems, LLC on June 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 27, 2018	By:	/s/ David H. Watson
David H. Watson
Senior Vice President, Chief Financial Officer, Treasurer and Secretary